NUMBER

SHARES

INCORPORATED UNDER THE LAWS
OF THE STATE OF FLORIDA

BUYRITE CLUB CORP.

The Corporation is authorized to issue
100,000,000 shares of Common Stock, Par Value $.001 Per Share

SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

THIS IS TO CERTIFY THAT

is the owner of *** ***

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.001 PER SHARE OF

BUYRITE CLUB CORP.

(hereinafter called the "Corporation") transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and By-Laws of the Corporation and the amendments from time to time made thereto, copies of which are or will be on file at the principal office of the Corporation, to all of which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

BUYRITE CLUB CORP.
CORPORATE
SEAL
FLORIDA

SECRETARY

PRESIDENT

PRECISE CORPORATE PRINTING, N.Y.